EXHIBIT 23



                  Consent of Independent Accountants
                  ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2000 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders which is incorporated by reference in Modine Manufacturing Company's Annual Report on Form 10-K for the three years ended March 31, 2000, 1999 and 1998. We also consent to the incorporation by reference of our report dated April 26, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
June 21, 2000
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